Table of Contents

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   September 29, 2006

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-09764 (Commission File Number)	11-2534306 (IRS Employer Identification No.)

1101 Pennsylvania Avenue, N.W., Suite 1010
Washington, D.C. 20004
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (202) 393-1101

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement.

        On September 29, 2006, Harman International Industries, Incorporated (the “Company”) entered into a letter agreement (the “Agreement”) with Dr. Erich A. Geiger.  The Agreement, effective as of October 1, 2006, amends and restates Dr. Geiger’s existing employment agreement with the Company.  The Agreement was entered into in connection with Dr. Geiger’s appointment as Chief Strategy Officer of the Company.  He will also continue as Chief Technology Officer of the Company.  The Agreement terminates August 31, 2008.

        Under the Agreement, Dr. Geiger’s annual salary will be $1,000,000 and, in fiscal 2007, he will be eligible to earn a target bonus of up to 100% of his annual salary.  Dr. Geiger will also be eligible to receive an additional discretionary one-time bonus of $250,000, payable January 31, 2007.  Subject to Dr. Geiger’s execution of a two-year exclusive consulting agreement or a two-year non-compete agreement with the Company (either of which agreement would be effective upon termination of his employment with the Company), he will also be entitled to an annual retirement benefit equal to the greater of $988,755 or 50% of his average annual salary and bonus during the term of the Agreement or the last five years of service under the Agreement.  Dr. Geiger is also entitled under the Agreement to vacation, disability, life insurance and participation in other Company benefit plans and arrangements.

SIGNATURE

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                   HARMAN INTERNATIONAL INDUSTRIES,
                                                                   INCORPORATED

                                                                   By:    /s/ Kevin L. Brown
                                                                            Kevin L. Brown
                                                                           Executive Vice-President and
                                                                           Chief Financial Officer

Date:  October 2, 2006